EXHIBIT 10.23

CONSULTING AGREEMENT

AGREEMENT, dated as of the day of April 23rd, 2014 by and between Monarch Bay Securities, LLC (“Consultant”), a limited liability company having its business at 5000 Birch Suite 4800, Newport Beach, CA 92660, and Eventure Interactive, Inc. (“Company”), having its principal offices at 3420 Bristol Street 6th Floor, Costa Mesa, CA 92626.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

1.        Purpose: The Company hereby engages Consultant on a non-exclusive basis for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to financial and similar matters upon the terms and conditions set forth herein.

2.        Term: Except as otherwise specified in Paragraph 4 hereof, this Agreement shall be effective from the date of this Agreement for a one year term. This Agreement shall automatically renew for successive one-year periods unless terminated by either party 30 days prior to the end of the initial successive term, by written notice as provided for herein.

3.        Duties of Consultant: During the term of this Agreement, Consultant and Consultant’s affiliates shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of Consultant’s advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant’s duties may include, but will not necessarily be limited to, providing recommendations concerning the following matters.

(a)	Rendering advice with regard to any of the following corporate finance matters:

(i)	changes in capitalization of the Company;
(ii)	changes in the Company’s corporate structure; and
(iii)	alternative uses of corporate assets;

(b)	In addition of the foregoing, Consultant agrees to furnish advice to the Company if requested in connection with (i) developing a network of traders making markets in the Company’s securities (hereinafter referred to as “Networking”), and (ii) presenting the Company to broker dealers interested in retailing the Company’s securities (hereinafter referred to as “Retailing”).

(c)	Consultant shall also render such other financial consulting and/or services as may from time to time be agreed upon by Consultant and the Company.

4.        Compensation: Company shall issue 100,000 shares of common stock to Consultant as and for consideration under this Agreement, which will contain piggyback registration rights in the Company’s next registration statement.

5.        Consultant’s Opinions and Advice:

(a)	The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant’s name in any annual reports or any reports or releases of the Company, without the Consultant’s prior written consent.

(b)	The Company acknowledges that Consultant does make a market in the Company’s securities and may or may not recommend or advise its clients to purchase the Company’s securities. The Company also acknowledges that Consultant cannot issue research reports or corporate finance reports (“Reports”).

6.        Confidentiality: Consultant will hold in confidence any confidential information that the Company provides to Consultant pursuant to this Agreement, which is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rule or regulators. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

7.        Consultant’s Services to Others: The Company acknowledges that Consultant or its affiliates may provide services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.

8.        Liability of Consultant: The Company acknowledges that all opinions (written or oral) given by Consultant to the Company in connection with Consultant’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Consultant, or use Consultant’s name in any annual reports or any reports or releases of the Company without the Consultant’s prior written consent.

9.        Company Information: To enable Consultant to perform the required services the Company may supply information or documentation whether for approval or by way of verification or otherwise. Consultant shall rely on the Company to check properly beforehand that any information supplied is true, fair and accurate and not misleading. This includes checking any expressions of opinion and any possible omissions. Before sending any business plan to potential lenders, Consultant shall require the Company’s confirmation that any information contained within the business plan is accurate and not misleading and that nothing likely to be material has been omitted. If, during the course of Consultant’s engagement, the Company subsequently discovers something that renders any such information inaccurate, incomplete or misleading, the Company shall notify Consultant immediately.

10.      Indemnification: See Exhibit A.

11.      Employment: Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

12.      Claims under Agreement: Any claim of controversy arising out of or related to this Agreement or breach thereof, which cannot be reconciled by the parties herein, shall be subject to binding arbitration in the State of California. The American Arbitration Association shall conduct such arbitration, by a three-member panel. Judgment rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof.

13.       Notices: Any notice required to be served may be done by registered mail to the address first listed above or to any future address designated by either party, and shall be deemed to be delivered as of the date of mailing of such notice.

14.      Authorization: The parties hereby acknowledge that they are authorized to commit themselves and/or their corporation, partnership or group to the terms of this Agreement and do attest that there are no contracts, agreements, understanding or otherwise, either written or oral, that will make this Agreement void or unenforceable.

15.      Assignment: If any party shall transfer his business to another entity, such transfer shall include the transfer of this Agreement which shall remain in full force and effect.

16.      Miscellaneous:

(1)        This Agreement between the Company and Consultant constitutes the entire Agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(2)        The invalidity of any clause of this document shall not effect the enforceability of the balance of this Agreement, and the contract shall be read as if such clause was not included herein.

(3)        This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(4)        No provision of this Agreement may be amended, modified or waived, except in writing by all of the parties hereto.

17.      Facsimile: Should this Agreement be transmitted by facsimile, the facsimile document or copy thereof shall be considered as an original document, both binding and enforceable, when executed by each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

Monarch Bay Securities LLC

By:	/s/ Adam Long
Adam Long, Managing Director

Eventure Interactive, Inc.

By:	/s/ Gannon Giguiere
Gannon Giguiere, CEO

EXHIBIT A

Mutual Indemnification

The Company and Consultant agree that to indemnify and hold harmless, each other, its members, managers, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or MBS's performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from MBS's gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and MBS on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and MBS on the other, but also the relative fault of the Company and MBS; provided, however, in no event shall the aggregate contribution of MBS and/or any Indemnified Party be in excess of the net compensation actually received by MBS and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Exhibit A, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of MBS's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.

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